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Exhibit 10.26

BLADELOGIC, INC.
SENIOR EXECUTIVE INCENTIVE BONUS PLAN

        1.    Purpose

        This Senior Executive Incentive Bonus Plan (the "Incentive Plan") is intended to provide an incentive for superior work and to motivate eligible executives of BladeLogic, Inc. (the "Company") and its subsidiaries toward even higher achievement and business results, to tie their goals and interests to those of the Company and its stockholders and to enable the Company to attract and retain highly qualified executives. The Incentive Plan is for the benefit of Covered Executives (as defined below).

        2.    Covered Executives

        From time to time, the Compensation Committee of the Board of Directors of the Company (the "Compensation Committee") may select certain key executives (the "Covered Executives") to be eligible to receive cash bonuses and stock options hereunder.

        3.    Administration

        The Compensation Committee shall have the sole discretion and authority to administer and interpret the Incentive Plan.

        4.    Bonus Determinations

        (a)   A Covered Executive may receive a bonus payment or stock option grant under the Incentive Plan based upon the attainment of performance targets which are established by the Compensation Committee and relate to financial measures with respect to the Company or any of its subsidiaries, as well as individual performance goals (collectively, the "Performance Goals"), as set forth in Exhibit A attached hereto.

        (b)   Except as otherwise set forth in this Section 4(b): (i) any bonuses paid or stock options granted to Covered Executives under the Incentive Plan shall be based upon pre-determined formulas that tie such bonuses or stock option grants to one or more performance targets relating to the Performance Goals, (ii) bonus and stock option grant formulas for Covered Executives shall be adopted in each performance period by the Compensation Committee, and (iii) no bonuses shall be paid or stock options granted to Covered Executives unless and until the Compensation Committee makes a determination with respect to the attainment of the performance objectives. Notwithstanding the foregoing, the Company may pay bonuses or grant stock options (including, without limitation, discretionary bonuses) to Covered Executives under the Incentive Plan based upon such other terms and conditions as the Compensation Committee may in its sole discretion determine.

        (c)   Each Covered Executive shall have a targeted bonus opportunity for each performance period, which opportunity shall be a stated percentage of base salary, as determined in the sole discretion of the Compensation Committee. The maximum bonus payable to a Covered Executive under the Plan is described in Exhibit A attached hereto.

        (d)   Each Covered Executive shall have a targeted stock option grant opportunity for each performance period, as determined in the sole discretion of the Compensation Committee. The maximum stock option grant opportunity for a Covered Executive under the Plan is described in Exhibit A attached hereto.

        (e)   The payment of a bonus or grant of a stock option to a Covered Executive with respect to a performance period shall be conditioned upon the Covered Executive's employment by the Company on the last day of the performance period; provided, however, that the Compensation Committee may make exceptions to this requirement, in its sole discretion, including, without limitation, in the case of a Covered Executive's termination of employment, retirement, death or disability.

        5.    Timing of Payment or Grant

        The Performance Goals will be measured at the end of each fiscal year after the completion of the Company's annual audit of its financial statements. If the Performance Goals are met, payments and grants will be made within 30 days thereafter, but not later than January 31. Notwithstanding the foregoing, the Company may pay bonuses or grant stock options to Covered Executives under the Incentive Plan at any time, as the Compensation Committee may in its sole discretion determine.

        6.    Amendment and Termination

        The Company reserves the right to amend or terminate the Incentive Plan at any time in its sole discretion.

EXHIBIT "A"

PERFORMANCE GOALS

        President and Chief Executive Officer:    Cash Bonus—no minimum, target of 100% and maximum of 125% of base salary—80% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board, and 20% of which will be based on the Company's performance against EBIT (earnings before interest and taxes) goals of the Company as determined by the Board. Equity Bonus—no minimum, target of 100,000 options and maximum of 150,000 options—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board.

        Senior Vice President and Chief Technology Officer:    Cash Bonus—no minimum, target of 90% and maximum of 120% of base salary—80% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board, and 20% of which will be based on the Company's performance against EBIT goals of the Company as determined by the Board. Equity Bonus—no minimum, target of 100,000 options and maximum of 150,000 options—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board.

        Senior Vice President and Chief Financial Officer:    Cash Bonus—no minimum, target of 50% and maximum of 75% of base salary—30% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board, 40% of which will be based on the Company's performance against EBIT goals of the Company as determined by the Board and 30% of which shall be discretionary. Equity Bonus—no minimum, target of 80,000 options and maximum of 120,000 options—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board.

        Senior Vice President, Worldwide Sales and Customer Services:    Cash Bonus—no minimum, target of 130% of base salary and no maximum—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board. Equity Bonus—no minimum, target of 100,000 options and maximum of 150,000 options—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board.

        Vice President, Research and Development:    Cash Bonus—no minimum, target of 50% and maximum of 75% of base salary—40% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board, 10% of which will be based on the Company's performance against EBIT goals of the Company as determined by the Board and 50% of which shall be discretionary. Equity Bonus—no minimum, target of 60,000 options and maximum of 90,000 options—100% of which will be based on the Company's performance against recognized revenue goals of the Company as determined by the Board.

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BLADELOGIC, INC. SENIOR EXECUTIVE INCENTIVE BONUS PLAN
EXHIBIT "A" PERFORMANCE GOALS